Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Second Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., September 5, 2018 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and six months ended July 31, 2018.

Financial Highlights

Below is selected unaudited financial information for the three and six months ended July 31, 2018 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended July 31, 2018 - GAAP	Three Months Ended July 31, 2018 - Non-GAAP
Revenue: $306.3 million	Revenue: $308.5 million
Operating income: $29.2 million	Operating income: $63.4 million
Diluted net income per share: $0.33	Diluted net income per share: $0.76

Six Months Ended July 31, 2018 - GAAP	Six Months Ended July 31, 2018 - Non-GAAP
Revenue: $595.5 million	Revenue: $600.4 million
Operating income: $37.0 million	Operating income: $109.5 million
Diluted net income per share: $0.30	Diluted net income per share: $1.29

CEO Commentary

“In Q2, our positive momentum continued as we delivered 11% year-over-year revenue growth in both of our business segments. Our results were driven by our focus on actionable intelligence innovation - including analytics, AI, and automation technologies - in customer engagement and cyber intelligence. We are pleased with our strong revenue growth which was accompanied by continued margin expansion. Given our strong results and momentum we are again raising our annual guidance for revenue and EPS,” said Dan Bodner, Verint CEO.

Financial Outlook

Verint is updating its non-GAAP outlook for the year ending January 31, 2019 as follows:

•	Segment Revenue:

•	In our Customer Engagement segment, we are raising our outlook to approximately 7% revenue growth.

•	In our Cyber Intelligence segment, our outlook is around 10% revenue growth.

•	Total Revenue: We are raising our outlook for total revenue to $1.24 billion with a range of +/- 2%.

•	EPS: We are raising our outlook for diluted earnings per share to $3.15 at the midpoint of our revenue guidance, representing 12% year-over-year growth.

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $55 million.

•	Amortization of discount on convertible notes of approximately $12 million.

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $10 million and $12 million for the year ending January 31, 2019.

•
Stock-based compensation is expected to be between approximately $63 million and $68 million for the year ending January 31, 2019, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and six months ended July 31, 2018 and 2017 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and six months ended July 31, 2018 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 1436528. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects, and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits, and offering and maintaining a broad solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc. ("Mavenir"), being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2018, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, OPINIONLAB, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue:
Product	$110,042	$94,412	$215,906	$184,229
Service and support	196,285	180,365	379,628	351,543
Total revenue	306,327	274,777	595,534	535,772
Cost of revenue:
Product	32,984	31,944	67,793	65,868
Service and support	74,803	69,200	146,660	136,545
Amortization of acquired technology	5,520	9,530	12,946	19,064
Total cost of revenue	113,307	110,674	227,399	221,477
Gross profit	193,020	164,103	368,135	314,295
Operating expenses:
Research and development, net	52,254	48,521	104,406	94,754
Selling, general and administrative	104,083	103,494	211,580	205,301
Amortization of other acquired intangible assets	7,452	8,142	15,136	19,679
Total operating expenses	163,789	160,157	331,122	319,734
Operating income (loss)	29,231	3,946	37,013	(5,439)
Other income (expense), net:
Interest income	1,134	809	1,927	1,139
Interest expense	(9,922)	(9,118)	(18,984)	(18,106)
Loss on early retirement of debt	—	(1,934)	—	(1,934)
Other (expense) income, net	(1,241)	4,983	(1,705)	3,094
Total other expense, net	(10,029)	(5,260)	(18,762)	(15,807)
Income (loss) before (benefit) provision for income taxes	19,202	(1,314)	18,251	(21,246)
(Benefit) provision for income taxes	(3,722)	4,452	(3,448)	3,560
Net income (loss)	22,924	(5,766)	21,699	(24,806)
Net income attributable to noncontrolling interests	944	661	1,934	1,407
Net income (loss) attributable to Verint Systems Inc.	$21,980	$(6,427)	$19,765	$(26,213)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.34	$(0.10)	$0.31	$(0.42)
Diluted	$0.33	$(0.10)	$0.30	$(0.42)

Weighted-average common shares outstanding:
Basic	64,694	63,185	64,314	62,838
Diluted	65,840	63,185	65,509	62,838

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
GAAP Revenue By Segment:
Customer Engagement	$200,807	$180,068	$387,263	$350,053
Cyber Intelligence	105,520	94,709	208,271	185,719
GAAP Total Revenue	$306,327	$274,777	$595,534	$535,772

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$2,126	$3,434	$4,845	$8,149
Cyber Intelligence	25	27	69	51
Total Revenue Adjustments Related to Acquisitions	$2,151	$3,461	$4,914	$8,200

Non-GAAP Revenue By Segment:
Customer Engagement	$202,933	$183,502	$392,108	$358,202
Cyber Intelligence	105,545	94,736	208,340	185,770
Non-GAAP Total Revenue	$308,478	$278,238	$600,448	$543,972

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2018	2017	2018	2017

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$193,020	$164,103	$368,135	$314,295
GAAP gross margin	63.0%	59.7%	61.8%	58.7%
Revenue adjustments related to acquisitions	2,151	3,461	4,914	8,200
Amortization of acquired technology	5,520	9,530	12,946	19,064
Stock-based compensation expenses	1,945	2,078	2,791	3,671
Acquisition expenses, net	(38)	67	(21)	68
Restructuring expenses	717	205	1,080	1,018
Non-GAAP gross profit	$203,315	$179,444	$389,845	$346,316
Non-GAAP gross margin	65.9%	64.5%	64.9%	63.7%

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$29,231	$3,946	$37,013	$(5,439)
As a percentage of GAAP revenue	9.5%	1.4%	6.2%	(1.0)%
Revenue adjustments related to acquisitions	2,151	3,461	4,914	8,200
Amortization of acquired technology	5,520	9,530	12,946	19,064
Amortization of other acquired intangible assets	7,452	8,142	15,136	19,679
Stock-based compensation expenses	17,455	16,804	33,914	34,487
Acquisition expenses, net	72	1,666	2,387	6,518
Restructuring expenses	906	1,770	1,997	5,248
Other adjustments	625	309	1,220	601
Non-GAAP operating income	$63,412	$45,628	$109,527	$88,358
As a percentage of non-GAAP revenue	20.6%	16.4%	18.2%	16.2%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(10,029)	$(5,260)	$(18,762)	$(15,807)
Unrealized losses (gains) on derivatives, net	416	(892)	(127)	(987)
Amortization of convertible note discount	2,943	2,792	5,848	5,548
Loss on early retirement of debt	—	1,934	—	1,934
Acquisition expenses, net	303	38	331	720
Restructuring expenses	—	58	—	138
Non-GAAP other expense, net(1)	$(6,367)	$(1,330)	$(12,710)	$(8,454)

Table of Reconciliation from GAAP (Benefit) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit) provision for income taxes	$(3,722)	$4,452	$(3,448)	$3,560
GAAP effective income tax rate	(19.4)%	(338.8)%	(18.9)%	(16.8)%
Non-GAAP tax adjustments	9,737	419	13,719	5,173
Non-GAAP provision for income taxes	$6,015	$4,871	$10,271	$8,733
Non-GAAP effective income tax rate	10.5%	11.0%	10.6%	10.9%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$21,980	$(6,427)	$19,765	$(26,213)
Revenue adjustments related to acquisitions	2,151	3,461	4,914	8,200
Amortization of acquired technology	5,520	9,530	12,946	19,064
Amortization of other acquired intangible assets	7,452	8,142	15,136	19,679
Stock-based compensation expenses	17,455	16,804	33,914	34,487
Unrealized losses (gains) on derivatives, net	416	(892)	(127)	(987)
Amortization of convertible note discount	2,943	2,792	5,848	5,548
Loss on early retirement of debt	—	1,934	—	1,934
Acquisition expenses, net	375	1,704	2,718	7,238
Restructuring expenses	906	1,828	1,997	5,386
Other adjustments	625	309	1,220	601
Non-GAAP tax adjustments	(9,737)	(419)	(13,719)	(5,173)
Total GAAP net income (loss) adjustments	28,106	45,193	64,847	95,977
Non-GAAP net income attributable to Verint Systems Inc.	$50,086	$38,766	$84,612	$69,764

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.33	$(0.10)	$0.30	$(0.42)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.76	$0.61	$1.29	$1.09

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	65,840	63,185	65,509	62,838
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	861	—	981
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	65,840	64,046	65,509	63,819

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$21,980	$(6,427)	$19,765	$(26,213)
As a percentage of GAAP revenue	7.2%	(2.3)%	3.3%	(4.9)%
Net income attributable to noncontrolling interest	944	661	1,934	1,407
(Benefit) provision for income taxes	(3,722)	4,452	(3,448)	3,560
Other expense, net	10,029	5,260	18,762	15,807
Depreciation and amortization(2)	20,302	25,233	43,612	53,854
Revenue adjustments related to acquisitions	2,151	3,461	4,914	8,200
Stock-based compensation expenses	17,455	16,804	33,914	34,487
Acquisition expenses, net	72	1,666	2,387	6,518
Restructuring expenses	906	1,768	1,996	5,244
Other adjustments	625	309	1,220	601
Adjusted EBITDA	$70,742	$53,187	$125,056	$103,465
As a percentage of non-GAAP revenue	22.9%	19.1%	20.8%	19.0%

Table of Reconciliation from Gross Debt to Net Debt			July 31, 2018	January 31, 2018

Current maturities of long-term debt			$4,420	$4,500
Long-term debt			772,942	768,484
Unamortized debt discounts and issuance costs			43,558	50,141
Gross debt			820,920	823,125

Less:
Cash and cash equivalents	375,077	337,942
Restricted cash and cash equivalents, and restricted time deposits	35,733	33,303
Short-term investments	8,434	6,566
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	401,676	445,314
Long-term restricted cash, cash equivalents, time deposits and investments	24,537	28,402
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$377,139	$416,912

 (1) For the three months ended July 31, 2018, non-GAAP other expense, net of $6.4 million was comprised of $5.9 million of interest and other expense, and $0.5 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2018	2018
Assets
Current Assets:
Cash and cash equivalents	$375,077	$337,942
Restricted cash and cash equivalents, and restricted bank time deposits	35,733	33,303
Short-term investments	8,434	6,566
Accounts receivable, net of allowance for doubtful accounts of $2.7 million and $2.2 million, respectively	301,010	296,324
Contract assets	81,310	—
Inventories	19,727	19,871
Deferred cost of revenue	9,909	6,096
Prepaid expenses and other current assets	82,105	82,090
Total current assets	913,305	782,192
Property and equipment, net	92,897	89,089
Goodwill	1,375,748	1,388,299
Intangible assets, net	208,146	226,093
Capitalized software development costs, net	10,391	9,228
Long-term deferred cost of revenue	4,165	2,804
Other assets	99,680	82,915
Total assets	$2,704,332	$2,580,620

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$76,526	$84,639
Accrued expenses and other current liabilities	180,642	224,765
Contract liabilities	325,103	196,107
Total current liabilities	582,271	505,511
Long-term debt	772,942	768,484
Long-term contract liabilities	32,843	24,519
Other liabilities	126,433	149,770
Total liabilities	1,514,489	1,448,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at July 31, 2018 and January 31, 2018, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 66,570,000 and 65,497,000 shares; outstanding 64,905,000 and 63,836,000 shares at July 31, 2018 and January 31, 2018, respectively.	67	65
Additional paid-in capital	1,558,614	1,519,724
Treasury stock, at cost - 1,665,000 and 1,661,000 shares at July 31, 2018 and January 31, 2018, respectively.	(57,598)	(57,425)
Accumulated deficit	(180,500)	(238,312)
Accumulated other comprehensive loss	(143,548)	(103,460)
Total Verint Systems Inc. stockholders' equity	1,177,035	1,120,592
Noncontrolling interests	12,808	11,744
Total stockholders' equity	1,189,843	1,132,336
Total liabilities and stockholders' equity	$2,704,332	$2,580,620

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$21,699	$(24,806)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,935	55,416
Stock-based compensation, excluding cash-settled awards	33,871	34,355
Amortization of discount on convertible notes	5,848	5,548
Non-cash (gains) losses on derivative financial instruments, net	(2,709)	542
Loss on early retirement of debt	—	1,934
Other non-cash items, net	(2,606)	4,809
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	45,515	16,638
Contract assets	(12,217)	—
Inventories	175	(958)
Deferred cost of revenue	1,604	1,170
Prepaid expenses and other assets	(4,588)	(2,542)
Accounts payable and accrued expenses	(14,736)	(1,533)
Contract liabilities	(5,695)	3,343
Other, net	(6,943)	4,594
Net cash provided by operating activities	104,153	98,510

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(27,442)	(16,867)
Purchases of property and equipment	(17,897)	(16,168)
Purchases of investments	(9,261)	(6,759)
Maturities and sales of investments	7,152	1,692
Cash paid for capitalized software development costs	(2,902)	(302)
Change in restricted bank time deposits, and other investing activities, net	(22,079)	283
Net cash used in investing activities	(72,429)	(38,121)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	424,469
Repayments of borrowings and other financing obligations	(2,728)	(409,429)
Payments of debt-related costs	(206)	(6,482)
Purchases of treasury stock	(173)	—
Dividends paid to noncontrolling interest	(760)	(716)
Payments of contingent consideration for business combinations (financing portion)	(9,351)	(7,108)
Other financing activities, net	(433)	(345)
Net cash used in financing activities	(13,651)	389
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,578)	730
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	14,495	61,508
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	398,210	369,329
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$412,705	$430,837

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$375,077	$365,138
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	35,476	35,098
Restricted cash and cash equivalents included in other assets	2,152	30,601
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$412,705	$430,837

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total Revenue
Revenue for the three and six months ended July 31, 2017	$274,777	$535,772	$278,238	$543,972
Revenue for the three and six months ended July 31, 2018	$306,327	$595,534	$308,478	$600,448
Revenue for the three and six months ended July 31, 2018 at constant currency(1)	$305,000	$589,000	$307,000	$593,000
Reported period-over-period revenue growth	11.5%	11.2%	10.9%	10.4%
% impact from change in foreign currency exchange rates	(0.5)%	(1.3)%	(0.6)%	(1.4)%
Constant currency period-over-period revenue growth	11.0%	9.9%	10.3%	9.0%

Customer Engagement
Revenue for the three and six months ended July 31, 2017	$180,068	$350,053	$183,502	$358,202
Revenue for the three and six months ended July 31, 2018	$200,807	$387,263	$202,933	$392,108
Revenue for the three and six months ended July 31, 2018 at constant currency(1)	$200,000	$383,000	$202,000	$387,000
Reported period-over-period revenue growth	11.5%	10.6%	10.6%	9.5%
% impact from change in foreign currency exchange rates	(0.4)%	(1.2)%	(0.5)%	(1.5)%
Constant currency period-over-period revenue growth	11.1%	9.4%	10.1%	8.0%

Cyber Intelligence
Revenue for the three and six months ended July 31, 2017	$94,709	$185,719	$94,736	$185,770
Revenue for the three and six months ended July 31, 2018	$105,520	$208,271	$105,545	$208,340
Revenue for the three and six months ended July 31, 2018 at constant currency(1)	$105,000	$206,000	$105,000	$206,000
Reported period-over-period revenue growth	11.4%	12.1%	11.4%	12.1%
% impact from change in foreign currency exchange rates	(0.5)%	(1.2)%	(0.6)%	(1.2)%
Constant currency period-over-period revenue growth	10.9%	10.9%	10.8%	10.9%

(1) Revenue for the three and six months ended July 31, 2018 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and six months ended July 31, 2017 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated GAAP and Non-GAAP Fully Allocated Gross Margins
(Unaudited)

	Three Months Ended July 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$55,528	$54,514	$110,042	$43,892	$50,520	$94,412
GAAP service revenue	145,279	51,006	196,285	136,176	44,189	180,365
Total GAAP revenue	200,807	105,520	306,327	180,068	94,709	274,777

Products costs	8,523	23,373	31,896	7,841	22,778	30,619
Service expenses	52,989	17,604	70,593	49,903	15,440	65,343
Amortization of acquired technology	4,104	1,416	5,520	5,512	4,018	9,530
Stock-based compensation expenses (1)	1,574	371	1,945	1,681	397	2,078
Shared support service allocation (2)	2,199	1,154	3,353	2,036	1,068	3,104
Total GAAP cost of revenue	69,389	43,918	113,307	66,973	43,701	110,674

GAAP gross profit	$131,418	$61,602	$193,020	$113,095	$51,008	$164,103
GAAP gross margin	65.4%	58.4%	63.0%	62.8%	53.9%	59.7%
Revenue adjustments related to acquisitions	2,126	25	2,151	3,434	27	3,461
Amortization of acquired technology	4,104	1,416	5,520	5,512	4,018	9,530
Stock-based compensation expenses (1)	1,574	371	1,945	1,681	397	2,078
Acquisition expenses, net (3)	(25)	(13)	(38)	44	23	67
Restructuring expenses (3)	470	247	717	135	70	205
Non-GAAP gross profit	$139,667	$63,648	$203,315	$123,901	$55,543	$179,444
Non-GAAP gross margin	68.8%	60.3%	65.9%	67.5%	58.6%	64.5%

	Six Months Ended July 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$103,892	$112,014	$215,906	$81,155	$103,074	$184,229
GAAP service revenue	283,371	96,257	379,628	268,898	82,645	351,543
Total GAAP revenue	387,263	208,271	595,534	350,053	185,719	535,772

Products costs	17,322	48,385	65,707	16,507	46,550	63,057
Service expenses	104,510	34,291	138,801	99,189	29,321	128,510
Amortization of acquired technology	8,369	4,577	12,946	10,974	8,090	19,064
Stock-based compensation expenses (1)	2,258	533	2,791	2,970	701	3,671
Shared support service allocation (2)	4,693	2,461	7,154	4,707	2,468	7,175
Total GAAP cost of revenue	137,152	90,247	227,399	134,347	87,130	221,477

GAAP gross profit	$250,111	$118,024	$368,135	$215,706	$98,589	$314,295
GAAP gross margin	64.6%	56.7%	61.8%	61.6%	53.1%	58.7%

Revenue adjustments related to acquisitions	4,845	69	4,914	8,149	51	8,200
Amortization of acquired technology	8,369	4,577	12,946	10,974	8,090	19,064
Stock-based compensation expenses (1)	2,258	533	2,791	2,970	701	3,671
Acquisition expenses, net (3)	(14)	(7)	(21)	45	23	68
Restructuring expenses (3)	708	372	1,080	668	350	1,018
Non-GAAP gross profit	$266,277	$123,568	$389,845	$238,512	$107,804	$346,316
Non-GAAP gross margin	67.9%	59.3%	64.9%	66.6%	58.0%	63.7%

 (1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (2) Represents the portion of our shared support expenses (as disclosed in footnote 15 to our July 31, 2018 Form 10-Q, when filed) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins
(Unaudited)

	Three Months Ended July 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$202,933	$105,545	$308,478	$183,502	$94,736	$278,238

Segment contribution (1)	78,759	24,549	103,308	65,679	18,891	84,570
Estimated allocation of shared support expenses (2)	26,172	13,724	39,896	25,546	13,396	38,942
Estimated non-GAAP operating income	$52,587	$10,825	$63,412	$40,133	$5,495	$45,628

Estimated non-GAAP fully allocated operating margin	25.9%	10.3%	20.6%	21.9%	5.8%	16.4%

	Six Months Ended July 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$392,108	$208,340	$600,448	$358,202	$185,770	$543,972

Segment contribution (1)	145,561	45,771	191,332	124,988	39,242	164,230
Estimated allocation of shared support expenses (2)	53,664	28,141	81,805	49,772	26,100	75,872
Estimated non-GAAP operating income	$91,897	$17,630	$109,527	$75,216	$13,142	$88,358

Estimated non-GAAP fully allocated operating margin	23.4%	8.5%	18.2%	21.0%	7.1%	16.2%

(1) See footnote 15 to our July 31, 2018 Form 10-Q, when filed.

 (2) Represents our shared support expenses (as disclosed in footnote 15 to our July 31, 2018 Form 10-Q, when filed), allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our historical extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2019 is currently approximately 11%, and was 11.5% for the year ended January 31, 2018. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.